Sub-Item 77O

DREYFUS PREMIER INVESTMENT FUNDS, INC.

Dreyfus Global Real Estate Securities Fund

On April 29, 2016, Dreyfus Global Real Estate Securities Fund (the "Fund"), a series of Dreyfus Premier Investment Funds, Inc., purchased 22,370 Common Shares of Beneficial Interest issued by Washington Real Estate Investment Trust (CUSIP No. 939653101) (the "Shares") at a purchase price of $28.200 per Share, including underwriter compensation of $0.677 per Share. The Shares were purchased from Morgan Stanley & Co. LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

BB&T Capital Markets, a division of BB&T Securities, LLC BNY Mellon Capital Markets, LLC

BTIG, LLC

Capital One Securities, Inc. Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Accompanying this statement are materials provided to the Board of Directors for the Fund, which ratified the purchase as being in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on September 8, 2016. These materials include additional information about the terms of the transaction.

EXHIBIT B

PRE-PURCHASE APPROVAL FORM FOR PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE

Used for compliance with Rule 10f-3 and/or Rule 23B

1. Account/Fund Name: Dreyfus Premier Global Real Estate Securities Fund

2. Anticipated Purchase Date: 04/29/2016

3. Total Net Assets of Account/Fund: $774,320,601.44

4. Type and Description of Security to be Purchased: Washington Real Estate Investment Trust (Common Stock)

5. Credit Rating of Security (Rating/Rating Agency): N/A

6. Name of Underwriting Syndicate Dealer Effecting Transaction: Morgan Stanley

7. Name of Affiliated Underwriter in Underwriting Syndicate: BNY Mellon Capital Markets,

8. Issue Size: 4,625,000 shs/$130,425,000

9. CUSIP: 939653101

10. Amount Purchased by Account/Fund: 22,370 shs/$630,834

11. Percentage of Principal Amount of Offering Purchased by Account/Fund: 0.48%

12. Amount Purchased as a Percentage of Account/Fund Assets: 0.08%

13. Purchase Price of Securities (if at par, so state): $28.20

14. Commission/Spread Received by Principal Underwriters: $0.677

15. Yield (as applicable): ________%

16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase ________%

17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

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***Mutual Fund Purchases Only** (See Fund Rule 10f-3 procedures for more information):*

1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes

2. Was Security Purchased on Offer Date? (Must be Yes): Yes

3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): Yes

4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes

5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No

6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes

7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): N/A

8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): N/A

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Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

	Joseph W. Connolly *Chief Compliance Officer* Dreyfus Funds	7/11/16

2nd Quarter 2016